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                                                                 EXHIBIT 10(v)

                  Technical [         ] Assistance Contract

                                     Between

SODIAM - Sociedade de Comercializacao de Diamantes de Angola, SARL, with its headquarters at Rua Rainha Ginga, Predio De Beers, No. 87, 7th Fl., Luanda, in this act represented by Dr. Manuel Arnaldo de Sousa Calado, in his capacity as Chairman of the Board, (hereafter, "SODIAM")

And

Lazare Kaplan International (LKI), with its headquarters at 19 W. 44th Street, 16th Fl. New York, New York, in this act represented by Mr. George W. Sherrell IV, in his capacity as Director, (hereafter, "LKI");


Considering that :

     - SODIAM holds the exclusive rights to purchase and sell diamonds produced in Angola;

     - SODIAM is a parastatal whose principal objective is the marketing and polishing of diamonds produced in Angola;

     - The capital of SODIAM is subscribed to ENDIAMA, the State Diamond Company of Angola, to which Angolan legislation attributes, in its own name or by way of a company created by it, the exclusive right to market diamonds in Angola;

     - SODIAM plans to purchase diamonds jointly with LKI in the informal market;

     - LKI possesses experience, financial capacity and know-how in the marketing of diamonds and possesses a worldwide diamond marketing and distribution network;

By mutual agreement, the present [                      ] technical assistance
contract in the marketing of diamonds in the informal market is celebrated and governed by the following Articles:

                                    Article 1
                                  (Definitions)

Unless the text expressly states to the contrary, the expressions indicated below will have the following meanings:

Angolan Authorities - includes, but is not limited to, the Ministry of Geology and Mines (MGM), immigration (SME), customs, fiscal police, police and other information and security services, when in the exercise of their functions in maintaining the security of the diamond industry and control of the marketing of diamonds;





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SODIAM - the Angolan company "SODIAM - Sociedade de Comercializacao de Diamantes de Angola, SARL", with its headquarters at Rua Rainha Ginga, Predio De Beers,
No. 87, 7th Fl., Luanda, authorized to market diamonds in Angola;

Lazare Kaplan International - a Company registered under the Laws of Delaware, United States of America, with corporate offices at 19 W. 44th St., 16th Floor, New York, NY 10036, including its subsidiaries, affiliates, and assigns.

Confidential Information - all types of data of any nature and independent of the nature in which it was transmitted (oral, written, electronic, video sound, etc.) with regard to the activities of SODIAM and the structures involved in the marketing of diamonds under this contract; any plans for the implementation of the present contract; and, in general, everything that has anything to do with the marketing of diamonds;

[




                                                                  ]

Services - the group of acts of management, agency and technical assistance to be provided by LKI to SODIAM under the terms of this contract and its annexes and addendums;

Sales Cycle - the period of [       ] in relation to which the buying and
selling operations in the informal market take place;

Goodwill - the compensation given by LKI to SODIAM for the preference in being contracted.

                                    Article 2
                                (Interpretation)

Under the present contract, the index and titles of the articles are included for mere convenience and must not effect the interpretation of the contract; word in the singular include those in the plural and vice versa; the references to persons will be considered as including references to singular individuals, firms, societies, companies, associations, organizations, foundations and trusts, with or without a distinct juridical personality.

                                    Article 3
                                    (Object)

The object of this contract is the provision of [                        ]
technical services by LKI in the marketing of diamonds, [
                                    ] only and exclusively in the informal
market, to increase the





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capacity and efficiency of the marketing of diamonds by SODIAM in the informal market and, therefore, to increase the revenue from the marketing of diamonds by SODIAM.

                                    Article 4
                                     (Ambit)

The services which are the object of this contract will be provided by LKI to SODIAM, will be provided all over the Republic of Angola, covering only the informal diamond market.

                                    Article 5
                                     (Term)

     1. This contract will have a term of four (4) years from the date of its approval by the Ministry of Geology and Mines, renewable for equal periods.

     2. The renewal of this contract will always be preceded by negotiations between the parties, with such negotiations beginning at least [
               ] before the expiration of the contract.

                                    Article 6
                               (LKI's Obligations)

     1. Taking into account the object of this contract, LKI is obligated to provide the following services to SODIAM, but not exclusively:

          a)   [


                                             ]

          b) Technically assist SODIAM in all phases of the diamond buying process in the informal market.

          c) Assist SODIAM in the elaboration of the formal report in the appropriate format, during the last week of each buying cycle, on the work accomplished, prospects for the market, and pertinent suggestions and recommendations.

          d) Assist and support technicians indicated by SODIAM in the classification and evaluation of diamonds in accord with the preferences of the market and/or clients previously selected.

          e) Participate in the organization of the buying offices in the informal sector which SODIAM plans to open in the production areas or in Luanda.

          f) Train SODIAM employees in diamond evaluation, marketing and management of diamond trading operations.

          g)   Pay SODIAM a Goodwill fee in the amount of [
                              ] of the purchase price of each purchase of
               diamonds to be exported by LKI.





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          h)   Permit SODIAM personnel full access to marketing of the diamonds through LKI's global network following export.

                                    Article 7
                             (SODIAM's Obligations)

Under the terms of this contract, SODIAM is obliged to:

     a) Use the necessary efforts to obtain the facilities necessary to permit the access of the personnel indicated by LKI in the areas where the activity which is the object of this contract will be developed.

     b) Guarantee the conditions for the acquisition of the diamonds in the informal market in Angola, in accordance with the policies of the Government defined for this sector.

     c) Guarantee the exportation of the diamonds purchased in the informal market, within the ambit of the fulfillment of this contract.

     d)   Pay, after exportation, the expenses referred to in Article 13.

     e)   [

                                                              ]

     f) Organize the buying offices for the purchase of diamonds in the informal sector in the areas of production or in Luanda.

     g)   [                                                            ]

     h) Ensure the prompt issuance of Kimberley Process Certificates and all other official approvals, authorizations and documentation necessary or requested by LKI in connection with implementation of this contract in accordance with all applicable laws within or outside of Angola.

     i) Ensure the prompt issuance of all approvals of the appropriate Angolan Authorities, authorizations and documentation, necessary or reasonably requested by LKI to facilitate the importation of United States Dollars into the territory of the Government of the Republic of Angola for the purposes of the fulfillment of this contract, in accordance with applicable international laws, standards and procedures.

                                    Article 8
                   (Value and Form of Payment of the Contract)

     1. For the services provided by LKI, in accordance with this contract, LKI shall be entitled to retain as a service fee, [


                                                  ]





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                                    Article 9
                               (Diamond Purchases)

     1. The purchase of the diamonds that are the object of this contract will be made, consistent with the protocol outlined in Annex I, jointly by SODIAM and LKI pursuant to the technical assistance and assessment of
          LKI [                                                 ]

     2.   The purchases will be made [
                        ] The parties agree that upon the joint purchase of the diamonds by SODIAM and LKI, LKI shall take sole title to the diamonds purchased. [



                 ]

     3.   [


                                     ]

     4.   [




                                                                   ]

                                   Article 10
                                 (Diamond Sales)

     1. LKI and SODIAM shall jointly market the diamonds purchased in a professional manner, in accordance with standard marketing procedures in the international diamond industry as outlined in Annex I.

     2.   [
                                                                               ]

     3.   All such sales shall be made in the presence of [
                             ]

     4. From the proceeds of the sales of the diamonds purchased under this contract, [







                                              ]

     5. The relevant accounting procedures, itemization of authenticated expenses and all other technical details necessary or advisable for the implementation of this contract are set forth in Annex I.





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                                   Article 11
                                (Purchase Cycle)

The parties agree that the purchases of diamonds in the informal market will be
done in at least [           ] transactions per year.

                                   Article 12
                               (Joint Management)

No purchase, expense, financing, reimbursement or other operation foreseen under this contract will be valid without the express or written participation of both parties, in accordance with the terms of this contract.

                                   Article 13
                                     (Taxes)

     1.   The following taxes will apply:
          a. [       ]
          b. [                 ]

     2. The parties have the obligation to liquidate all taxes before the exportation of the diamonds.

                                   Article 14
                                 (Fiscal Regime)

The parties declare that they have full knowledge that each is subject to its own fiscal regime in accordance with Angolan legislation.

                                   Article 15
                                   (Penalties)

     1. If one of the parties in material breach of its obligations under the terms of this contract and is unable to resolve the same within [
                  ] following written notice from the other party, the party not in breach may, at its own discretion and due to the length of the breach, after written notice to the other party, may suspend its contractual obligations or revoke the contract.

     2. If one of the parties is in material breach of its obligations under the terms of this contract, not due to a breach on the part of the other party, if the breach permits the resolution of the same, within
          [              ] after written notice to the other party, the party
          may, at its own discretion and due to the length of the breach, revoke the contract.

     3. Either party may, if possible, rectify any violation or breach of the other party at the cost of the party in breach.





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     4.   Any revocation of this contract will be without prejudice to any rights or obligations of the parties under the terms of this contract. The dispositions of Article 19, of confidentiality, will remain in force independent of the revocation or expiration of this contract.

                                   Article 16
                             (Performance Analysis)

At the end of each annual exercise, an evaluation of the performance and fulfillment of the contract by LKI will be held and submitted to the [
         ] for review and recommendation.

                                   Article 17
                             (Technical Commission)

The parties agree that it is necessary to create a Technical Commission which, during a period of thirty days, will study the operational mechanisms, acquisition of infrastructures for the purchase of diamonds, will study and propose the management mechanisms [
                        ] and all other relevant details, the results of which will be submitted to SODIAM for approval and incorporated in Annex I.

                                   Article 18
                              (Dispute Resolution)

     1. Disputes that arise between the parties related to the interpretation, validity or execution of this contract will be, in the first instance, amicably resolved, following the principles of good faith and balanced interests.

     2. If it is not possible to reach an understanding, the parties will seek resolution to the Courts of Luanda, and expressly renounce the use of other forums.

                                   Article 19
                                (Confidentiality)

     1. Except as may be required by law, each party must maintain confidentiality with regard to all confidential or reserved information to which it has access, and may not, without the consent of the other party:

          a. Divulge to third parties confidential or reserved information, except to its functionaries who have the expressed need to it for the purposes of their work functions, or to insurers, financiers or other third parties necessary for the implementation of this contract, to the extent required by such third parties and subject to their maintaining the confidentiality of the information;

          b. Use confidential or reserved information for any other ends that are not strictly necessary to the fulfillment of its obligations under the terms of this contract.





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     2.   The obligation of confidentiality will remain for ten (10) years following the termination of this contract.

                                   Article 20
                                  (Reservation)

If any of the dispositions of this contract is considered invalid, illegal or impossible to execute by a competent authority, wholly or in part, the validity of the other dispositions of this contract will not be affected.

                                   Article 21
                                  (Alterations)

No alteration to this contract will be effective if it is not made in writing and signed by both parties.

                                   Article 22
                                 (Force Majeure)

     1. The following factors, when impeding the fulfillment of this contract, are considered circumstances of force majeure:

          a.   Natural catastrophes;

          b.   Government measures

          c. Fires, explosions and floods that gravely affect the principal installations of either of the parties;

          d. Epidemics with direct incidences in the personnel of either of the parties;

          e. Strikes or other labor disputes that directly affect either of the parties, as long as they last more than 30 days.

     2. A party which evoked force majeure must communicate in writing to the other party, describing the impeding conditions, the impossibility of removing them and the resulting effects.

     3. If any of the causes of force majeure referred to in lines a-d of No. 1 of this Article persists for more than sixty (60) consecutive or non-consecutive days, the parties may end the contract, and must negotiate the terms of the cessation of their contractual relationship.

                                   Article 23
                                  (Forbearance)

The failure by either of the parties to exercise the right to act in the case of the violation of the terms of this contract, will not be considered as a renunciation of the right to act in the case of future violations of the same disposition or others and will not affect in any way the other terms of this contract. No failure or delay by either of the parties in the execution or partial execution of any disposition of this contract will be interpreted as a renunciation of any of its rights under the terms of this contract.





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                                   Article 24
                              (Contract Rescission)

     1. This contract may be rescinded at the initiative of the parties, in addition to the cases cited by law, when:


          a) Repeated and/or grave violations of the contractual dispositions by the partners, which make the relationship impossible to maintain;

          b) Due to force majeure it becomes economically unviable, in LKI's and SODIAM's judgment, to proceed with the operations;

          c) The operations have been totally paralyzed or interrupted for more than sixty (60) consecutive days due to force majuere.


     2. The act of rescinding the contract by either party must be communicated in writing to the other party within 30 days after having knowledge of the cause invoked as the reason for the rescission, producing the affects during the subsequent 30 days from the date of the receipt of the notice.

     3. This contract may be rescinded by mutual agreement at any time and also in the cases permitted by law.

                                   Article 25
                                (No Encumbrances)

LKI acknowledges, specifically, that SODIAM may establish contracts or accords,
for equivalent technical [             ] assistance services with other partners
without constituting unfair competition; [



               ].

                                   Article 26
                                    (Annexes)

The following annexes are part of this contract and will be elaborated jointly
by LKI and SODIAM within [     ] after approval of this contract by the parties:

     a)   Annex I, with regard to [
                     ] procedures for the purchasing of diamonds, security procedures, administrative procedures and all other technical and operational issues, including but not limited to those explicitly referred to in this contract.





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                                   Article 27
                                  (Termination)

Upon termination of this contract for any reason, all sums advanced by LKI, and all amounts otherwise payable to or by LKI or SODIAM, shall become simultaneously due and owing and shall be forthwith settled in accordance with Annex I by the party responsible for such obligations.



                                   Article 28
                                    (Copies)

This contract is made in two copies in Portuguese, each of equal value and good faith.

LUANDA, 23 April 2004




SODIAM__________

LKI__________


Ministry of Geology and Mines

Approved April 29, 2004____________________________________________





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                                     ANNEX I

                                    Chapter I
                                   Management

Art. 1. The administration of the buying operations will be jointly managed in [
                       ]

Art. 2.   Decisions taken regarding the management of the operations shall be
          based on a consensus among the [   ] managers.

Art. 3. Additional SODIAM employees will be indicated for the areas of accounting, protocol, procurement and logistics.

Art. 4. Other employees may also be selected to work in the administration of the buying operations will be chosen after consultation among the LKI manager and SODIAM managers.

Art. 5. The project will pay all of the expenses of the SODIAM employees seconded to the project, including, but not limited to salaries, accommodations when traveling on work assignments, salary taxes, and social security.


                                   Chapter II
                                 Buying Offices

Art. 6.   The parties agree that they will initially open [   ] buying offices
          in the Angola, [
                  ]

Art. 7. Additional offices will be opened based upon the feasibility of the areas for the purchase of diamonds as determined by the managers of the operations.

Art. 8.   SODIAM will second [            ] to each of the buying offices who
          will purchase the diamonds jointly with and under the supervision of one or more expert evaluators from LKI.

Art. 9.   [







                                 ]

Art. 10. LKI pledges that its Belgium office shall regularly give SODIAM and LKI's Luanda office up-to-date information on the international diamond market so that SODIAM and LKI may obtain the best purchase and sales prices and the expert evaluators of LKI shall share such information with the SODIAM expert evaluators.

Art. 11.  [

                                           ]





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Art. 12.  [



                   ]

Art. 13. The parties agree and confirm that upon the joint purchase of the diamonds by SODIAM and LKI, LKI shall take sole title to the diamonds purchased.

Art. 14. Upon instructions from the LKI buying expert, purchases shall be sealed in the presence of the SODIAM and LKI buying experts and their
          weights and purchase prices duly recorded for transport to [     ] in
          accordance with the security measures indicated by the management of the buying operation [


                        ]

Art. 15.  The diamonds purchased shall be transported to [    ] in accordance
          with the procedures and guidelines indicated [

                                  ]

Art. 16.  Once transported to, and sorted in LKI's offices in [    ], the
          purchased diamonds will be held in [

              ], where they will be weighed and evaluated in the presence of representatives from LKI and SODIAM, until export.

Art. 17. At no time shall any parcel of purchased diamonds be opened by any person for any reason without the presence of representatives of both SODIAM and LKI.


                                   Chapter III
                                  Diamond Sales

Art. 18. LKI and SODIAM shall jointly market the diamonds purchased via LKI's international marketing and distribution network in the offices of
          [                                                                   ]

Art. 19. SODIAM shall second the necessary personnel to work with LKI marketing personnel and participate directly in the marketing of the diamonds.





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Art. 20.  All such sales shall be made using the latest market information available on the pricing of diamonds in the world's principal diamond centers and with the objective of obtaining the maximum price possible for all such purchased diamonds.

Art. 21. All such sales shall take place in the presence of representatives of both LKI and SODIAM.


                                   Chapter IV
                                   Accounting

Art. 22.  On a [     ] basis LKI shall prepare and submit to SODIAM a
          calculation of the Net Profit earned by LKI and SODIAM in accordance
          with Article 10 of the Technical [             ] Assistance Contract,
          [
                                    ]

Art. 23.  [






                            ]

Art. 24.  LKI pledges not to charge SODIAM interest greater than [


                  ]

Art. 25. The parties agree that the investment made by LKI with equipment and infrastructures of the project shall be duly amortized by SODIAM with part of the profits obtained by SODIAM within a period of not more
          than[            ].


                                    Chapter V
                                    Security

Art. 26. The parties agree that the security procedures and guidelines to be implemented in the course of the administration of the buying offices, the purchasing of diamonds and the transport of the same, as well as the transport of cash shall be governed by the requirements of the company or companies providing insurance for the cash and diamonds at any given time.





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Art. 27.  All such procedures and guidelines shall be approved and/or modified by the Technical Commission as required by the company or companies providing insurance for the cash and diamonds any given time.


                                   Chapter VI
                                    Training

Art. 28. All SODIAM employees seconded to the project shall receive on-the-job training in the disciplines in which they will be employed.

Art. 29. Some will be selected to specialize in diamond evaluation or diamond cutting overseas in Belgium, Puerto Rico or elsewhere, in LKI installations, in programs designed for their level of ability and specialized area of interest, or in certificate level trade courses.

Art. 30. Annually, SODIAM will present to LKI its training program for its workers seconded to the project for LKI's review, recommendation, approval and execution.


                                   Chapter VII
                               LKI's Intervention

Art. 31. To the extent permitted by law, if SODIAM, for any reason, is unable to perform any of its obligations under the Agreement or the Annex, LKI shall have the right to undertake these obligations by itself.


                                  Chapter VIII
                                     Copies

Art. 32. The present Annex is made in two (2) copies in Portuguese of equal force, and value constituting an integral part of the Technical [
                   ] Assistance Contract signed on April 29, 2004.




Signed in Luanda on _________, _____, 2004


For SODIAM:  Manuel Arnaldo de Sousa Calado

For: LKI:  George W. Sherrell IV